Main Street Restaurant Group, Inc. Announces 2006 First Quarter Results

PHOENIX, AZ -- 05/03/2006 -- MAIN STREET RESTAURANT GROUP, INC. (NASDAQ: MAIN), the world's largest franchisee of T.G.I. Friday's restaurants, the owner and operator of the Bamboo Club - Asian Bistro, the Redfish Seafood Grill and Bar restaurant concepts, and operator of one Alice Cooper'stown restaurant, today announced its operating results for the first quarter 2006 ended March 27, 2006.

For the quarter, the Company generated revenues of $65.3 million, a 6.4% increase compared to $61.4 million in the year-ago quarter. The sales gain was primarily due to three additional T.G.I. Friday's opened since last year's first quarter, and a Company-wide same-store sales increase of 3.3%. Approximately 1% of the same-store sales increase was attributable to price increases, with the balance from higher customer traffic. In the first quarter of 2005, Company-wide same store sales grew 6.3%.

Bill Shrader, President and Chief Executive Officer, said, "In the first quarter, we set Company records for both revenue and EBITDA, thanks to solid traffic gains and controlled costs at the restaurant level. On the top-line, we benefited from strong contributions from our new T.G.I. Friday's restaurants in Surprise and Phoenix, Arizona and our reacquired location in Omaha, Nebraska. We also benefited from a 3.3% gain in same-store sales which were slightly above the high-end of our 2%-3% target, and were even more impressive given the challenging 6.3% comparison from the year ago period. On the expense side, we effectively managed our key operating costs, which enabled us to leverage sales and improve our profitability." Shrader continued, "For the rest of the year, we intend to invest in our T.G.I. Friday's core brand by executing our development and revitalization strategy and we look forward to updating our shareholders on our progress."

On the strength of the strong revenue for the quarter and operating efficiencies, the Company reported net income of $3.4 million, or $0.19 per fully diluted share, a 126% increase compared to net income of $1.5 million, or $0.10 per fully diluted share, in the first quarter of 2005.

The Company's operating cash flow, known as EBITDA, was $6.5 million for the three months ended March 27, 2006, a new Company record, a 27% increase compared with $5.1 million in the first quarter of 2005. The computation of quarterly and year-to-date EBITDA can be found in Appendix A, attached to this press release.

The Company discloses pro forma or non-GAAP measures of net income and earnings per share. The Company believes that this pro forma information provides greater comparability regarding its ongoing operating performance. These measures should not be considered an alternative to measurements required by accounting principles generally accepted in the United States ("U.S. GAAP"), such as net income and/or earnings or loss per share. These pro forma measures are unlikely to be comparable to pro forma information provided by other companies. In accordance with SEC regulations, reconciliation of the Company's U.S. GAAP information to the pro forma information is provided in the appendix attached.

Recent Developments & Looking Ahead

On April 10, 2006, and subsequent to the end of the first quarter 2006, the Company opened its newest T.G.I. Friday's restaurant in the Orleans Hotel and Casino in Las Vegas, Nevada, which is the first T.G.I. Friday's in the entire system within a casino. The restaurant has gotten off to a strong start. In its first few weeks of operation, the restaurant has opened with sales in excess of our system-wide average restaurant volumes.

The Company also plans to open several T.G.I. Friday's locations throughout the Southwest over the next several months. In the third quarter, the Company will open in Rancho Cucamonga, California. In addition, the Company expects to open additional restaurants in Chino Valley and Corona, California, and in Flagstaff and Chandler, Arizona.

In addition, the Company has begun implementing its T.G.I. Friday's revitalization program. This program includes an interior and exterior remodel for most of its T.G.I. Friday's restaurants. The design and permitting is in process for the first four locations, two of which are in Southern California and two are in Arizona. These four remodels are expected to be completed by the end of the third quarter of 2006.

Guidance for 2006

Based on the Company's current outlook, same-stores sales are expected to increase on average between 2% and 3% for the remainder of 2006. For the full year 2006, the Company still expects EBITDA in the range of $18.0 million to $19.0 million.

Earnings Conference call

As a reminder, the Company's earnings conference call is scheduled for today, Wednesday, May 3, 2006 at 5:00 pm Eastern time. The toll free dial in number is 1-800-706-7749 (or 1-617-614-3474 for international calls), and the participant pass code is 49242219. The call will also be web cast live from the Company's website at www.mainstreetrestaurantgroup.com under the investor relations section. During the call, the Company will likely make public disclosure of material non-public information and may make forward-looking statements.

-- Appendix A and Two Tables to Follow --

MAIN STREET RESTAURANT GROUP, INC. is the world's largest franchisee of T.G.I. Friday's restaurants, operating 56 T.G.I. Friday's, 10 Bamboo Club - Asian Bistros, four Redfish Seafood Grill and Bar, and one Alice Cooper'stown restaurants.

This press release contains forward-looking statements regarding the Company's business strategies, business outlook, anticipated new store openings, customer traffic, capital needs and financial position, operating cash flow, same store sales, EBITDA, and revenue and earnings expectations. These forward-looking statements are based primarily on the Company's expectations and are subject to a number of risks and uncertainties, some of which are beyond the Company's control. Actual results could differ materially from the forward-looking statements as a result of numerous factors, including those set forth in the Company's Form 10-K and 10-Q Reports as filed with the Securities and Exchange Commission.

Appendix A

I.  Computation of Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) (dollars in millions):

                                      Quarter ended     Quarter ended
                                      March 28, 2005    March 27, 2006
                                      --------------    --------------
Net Income                                 $1.5              $3.4
Add-Income taxes                             .1                .2
  -Interest expense                          .9                .4
  -Depreciation & amortization              2.3               2.4
  -Gain/loss on sale of assets               .3                --
  -Non-cash stock compensation               --                .1
                                           ====              ====
EBITDA                                     $5.1              $6.5
                                           ====              ====

II. Quarterly supplemental brand-level data:

    Restaurant level operating profit (ROP) includes all restaurant-
    specific revenues and direct costs of operations, including royalties and marketing costs paid to Carlson Restaurants
    Worldwide on behalf of the T.G.I. Friday's brand. Restaurant level EBITDA represents restaurant level cash flow, adding depreciation and amortization to ROP:

T.G.I. Friday's Brand
---------------------

                                              First Quarter
                                              -------------
                                           2005            2006
                                         --------      ----------
Average per T.G.I.  Friday's Location:
    SALES                                $980,000      $1,025,000
    ROP                                  $107,000        $131,000
    EBITDA                               $137,000        $162,000
                                         ========      ==========

Average number of restaurants                53.0            55.0
                                         ========      ==========

Bamboo Brand (dollars in millions);
-----------------------------------

                                     2006 First Quarter
                                     ==================
                        Sales         ROP       EBITDA   # of Locations
                      =========     =======    =======   ==============
Closed Location  (a)    $98,000    $(84,000)  $(83,000)        1
Arizona and Florida   4,964,000     328,000    596,000         7
Other Markets (b)     1,469,000    (182,000)  (123,000)        3
                     ----------    --------   --------         -
Brand Totals         $6,531,000    $ 62,000   $390,000
                     ==========    ========   ========

(a) Represents the 2006 operating activities of the restaurant closed in early 2006 (Fairfax, Va.).  Does not include any asset write-off or lease termination payments for this location.
(b) Other markets represent restaurants located in Novi, Michigan, King of Prussia, Pennsylvania and Raleigh, North Carolina.

Other Brands (dollars in millions);
                                     2006 First Quarter
                                     ==================
                        Sales         ROP       EBITDA   # of Locations
                      =========     =======    =======   ==============
Other Brands (C)        $2.4        $(0.3)      $(0.2)         5

(C) Other brands category represents four Redfish and one Alice
Cooperstown.

            MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED BALANCE SHEETS
              (In Thousands, Except Par Value and Share Data)

                                                March 27,    December 26,
                                                  2006           2005
                                              -------------  -------------
                                               (unaudited)
ASSETS
Current assets:
     Cash and cash equivalents                $      14,549  $      10,124
     Accounts receivable, net                         1,703          2,826
     Inventories                                      2,754          2,796
     Prepaid expenses                                   583            341
                                              -------------  -------------
          Total current assets                       19,589         16,087
Property and equipment, net                          58,316         58,263
Other assets, net                                     2,055          1,982
Notes receivable, net                                   529            516
Goodwill                                             20,255         20,255
Franchise fees, net                                   1,752          1,735
Purchased franchise territories, net                    562            571
                                              -------------  -------------
          Total assets                        $     103,058  $      99,409
                                              =============  =============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of long-term debt        $       3,461  $       3,383
     Accounts payable                                 6,454          7,194
     Other accrued liabilities                       25,470         23,579
                                              -------------  -------------
          Total current liabilities                  35,385         34,156
Long-term debt, net of current portion               34,003         34,902
Other liabilities and deferred credits                1,029          1,402
                                              -------------  -------------
          Total liabilities                          70,417         70,460
                                              -------------  -------------

Commitments and contingencies

Stockholders' equity:
   Preferred stock, $.001 par value,
    2,000,000 shares authorized; no
    shares issued and outstanding in 2006 and
    2005
  Common stock, $.001 par value, 25,000,000
   shares authorized; 17,348,970 and
   17,309,550 shares issued and outstanding in
   2006 and 2005, respectively                           17             17
Additional paid-in capital                           61,080         60,854
Accumulated deficit                                 (28,184)       (31,608)
Unearned compensation-restricted stock                 (272)          (314)
Accumulated other comprehensive loss                      -              -
                                              -------------  -------------
          Total stockholders' equity                 32,641         28,949
                                              -------------  -------------
                Total liabilities and
                 stockholders' equity         $     103,058  $      99,409
                                              =============  =============

            MAIN STREET RESTAURANT GROUP, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In Thousands, Except Per Share Amounts)

                                             Three Months Ended
                                         -----------------------
                                                 (unaudited)
                                        March 27,         March 28
                                          2006              2005
                                        --------          --------

Revenue                                 $ 65,269   100.0% $ 61,432   100.0%
                                        --------          --------

Restaurant operating expenses
     Cost of sales                        17,065    26.1%   16,274    26.5%
     Payroll and benefits                 18,946    29.0%   18,582    30.2%
     Depreciation and amortization         2,121     3.2%    2,101     3.4%
     Loss on disposal of assets               38     0.1%      259     0.4%
     Other operating expenses             19,888    30.5%   19,086    31.1%
                                        --------          --------
          Total restaurant operating
           expenses                       58,058    89.0%   56,302    91.6%
                                        --------          --------

     Depreciation and amortization of
      intangible assets                      269     0.4%      218     0.4%
     (Gain) Loss on disposal of assets         1     0.0%       16     0.0%
     General and administrative
      expenses                             2,783     4.3%    2,403     3.9%
     Preopening expenses                     114     0.2%        1     0.0%
     New manager training expenses            11     0.0%        7     0.0%
                                        --------          --------

Operating income                           4,033     6.2%    2,485     4.0%

     Interest expense and other, net         360     0.6%      914     1.5%
                                        --------          --------
Net income (loss) before income tax        3,673     5.6%    1,571     2.6%
    Income tax expense (benefit)             250     0.4%      110     0.2%
                                        --------          --------

    Net income (loss)                   $  3,423     5.2% $  1,461     2.4%
                                        ========          ========

Basic earnings per share                $   0.20          $   0.10
                                        ========          ========

Diluted earnings per share              $   0.19          $   0.10
                                        ========          ========
Weighted average number of shares
 outstanding
        Basic                             17,248            14,642
                                        ========          ========
Weighted average number of shares
 outstanding
        Diluted                           18,482            14,856
                                        ========          ========

Company Contact:
Michael Garnreiter
(602) 852-9000
Chief Financial Officer
E-mail:  Michaelg@mstreetinc.com